EXHIBIT 5.1

KNOXVILLE OFFICE 900 SOUTH GAY STREET, SUITE 1700 KNOXVILLE, TN 37902 (865) 521-6200 MEMPHIS OFFICE THE TOWER AT PEABODY PLACE 100 PEABODY PLACE, SUITE 950 MEMPHIS, TN 38103-2625 (901) 543-5900

B A S S ,  B E R R Y  &  S I M S  P L C

A PROFESSIONAL LIMITED LIABILITY COMPANY

ATTORNEYS AT LAW

Reply To:

THE TOWER AT PEABODY PLACE

100 PEABODY PLACE, SUITE 950

MEMPHIS, TN 38103-2625

(901) 543-5900

www.bassberry.com

DOWNTOWN OFFICE: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 MUSIC ROW OFFICE: 29 MUSIC SQUARE EAST NASHVILLE, TN 37203-4322 (615) 255-6161

April 8, 2005

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue, Suite 300

Memphis, Tennessee 38138

RE:	Registration Statement on Form S-3 Relating to Mid-America Apartment Communities, Inc. Direct Stock Purchase and Distribution Reinvestment Plan

Ladies and Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAAC”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein relating to certain shares of common stock, par value $ 0.01 per share, of MAAC (the “Common Stock”) to be issued pursuant to the above referenced plan (the “Plan”).

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of MAAC, such agreements and instruments, such certificates of public officials, officers of MAAC and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of MAAC and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Mid-America Apartment Communities, Inc.

April 8, 2005

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by MAAC pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), and to the use of our name under the heading “Legal Opinions” in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

This opinion letter is being furnished by us to MAAC and the Commission solely for the benefit of MAAC and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by MAAC or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

Sincerely,

/s/ Bass, Berry & Sims PLC